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                                                                      EXHIBIT 23




                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Devon Energy Corporation:

We consent to the incorporation by reference in the registration statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908 and 333-85553)
on Form S-8, the Registration Statement (File No. 333-75206) on Form S-4, and the Registration Statements (File Nos. 333-85211, 333-50036, 333-50034 and 333-83156) on Form S-3 of Devon Energy Corporation of our report dated July 12, 2002, with respect to the statements of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of February 28, 2002 and January 31, 2002, and the related statements of changes in net assets available for plan benefits for the month ended February 28, 2002, and the year ended January 31, 2002, which report appears in the Form 11-K of Devon Energy Corporation herein.

                                                        KPMG LLP

Oklahoma City, Oklahoma
August 26, 2002